                                 SCHEDULE 14A
                                (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION
          Proxy Statement Pursuant to Section 14(a) of the Securities
                  Exchange Act of 1934 (Amendment No. _____)

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement             [_]  Confidential, For Use of the Commission Only (as
[X]  Definitive Proxy Statement                   permitted by Rule 14a-6(e)(2)
[_]  Definitive Additional Materials
[_]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                           TAITRON COMPONENTS, INC.
--------------------------------------------------------------------------------

               (Name of Registrant as Specified in Its Charter)
--------------------------------------------------------------------------------

   (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
     [X]  No Fee Required
     [_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:
--------------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transactions applies:
--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
--------------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:
--------------------------------------------------------------------------------

     (5)  Total fee paid:
--------------------------------------------------------------------------------

     [_]  Fee paid previously with preliminary materials:
--------------------------------------------------------------------------------

     [_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount previously paid:
--------------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement no.:
--------------------------------------------------------------------------------

     (3)  Filing party:
--------------------------------------------------------------------------------

     (4)  Date filed:
--------------------------------------------------------------------------------

                        TAITRON COMPONENTS INCORPORATED
                        ______________________________

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                            To Be Held May 17, 2002
                         ____________________________


TO THE SHAREHOLDERS OF
TAITRON COMPONENTS INCORPORATED

     You are cordially invited to attend the Annual Meeting of Shareholders of Taitron Components Incorporated, a California corporation (the "Company"), which will be held at the Hyatt Valencia, 24500 Town Center Drive, Valencia, California 91355, on Friday, May 17, 2002, at 2:00 p.m. Pacific time, to consider and act upon the following matters:

     1.   The election of directors; and

     2. Transact any other business that may properly come before the Annual Meeting and any adjournment(s) thereof.

     The Board of Directors has fixed April 19, 2002 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting and any postponements or adjournments thereof, and only shareholders of record at the close of business on that date are entitled to such notice and to vote at the Annual Meeting. A list of shareholders entitled to vote at the Annual Meeting will be available at the Annual Meeting and at the offices of the Company for ten days prior to the Annual Meeting.

     We hope that you will use this opportunity to take an active part in the affairs of the Company by voting on the business to come before the Annual Meeting, either by executing and returning the enclosed Proxy Card or by casting your vote in person at the Annual Meeting.

     IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING REGARDLESS OF THE NUMBER OF SHARES YOU HOLD. YOU ARE INVITED TO ATTEND THE ANNUAL MEETING IN PERSON, BUT WHETHER OR NOT YOU PLAN TO ATTEND, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED ENVELOPE. IF YOU DO ATTEND THE ANNUAL MEETING, YOU MAY, IF YOU PREFER, REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON.


                                         By Order of the Board of Directors


                                         /s/ Stewart Wang
                                         Stewart Wang
                                         CEO and President


28040 West Harrison Parkway
Valencia, California 91355
(661) 257-6060
April  5, 2002

                        TAITRON COMPONENTS INCORPORATED
                               _________________

                                PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS

                                  May 17, 2002
                               _________________

                                  INTRODUCTION

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Taitron Components Incorporated, a California corporation (the "Company"), for use at the Annual Meeting of Shareholders to be held at the Hyatt Valencia, 24500 Town Center Drive, Valencia, California 91355, on Friday, May 17, 2002, at 2:00 p.m. Pacific time. Accompanying this Proxy Statement is the Board of Directors' Proxy for the Annual Meeting, which you may use to indicate your vote as to the proposals described in this Proxy Statement.

     The expense of this solicitation of proxies will be borne by the Company. Solicitations will be made only by use of the mail except that, if deemed desirable, officers and regular employees of the Company may solicit proxies by telephone, telegraph or personal calls. Brokerage houses, custodians, nominees and fiduciaries will be requested to forward the proxy soliciting material to the beneficial owners of the stock held of record by such persons and the Company will reimburse them for their reasonable expenses incurred in this connection.

     The Company's Annual Report to Shareholders, including financial statements for the fiscal year ended December 31, 2001, accompanies but does not constitute part of this Proxy Statement.

     The purpose of the meeting and the matters to be acted upon are set forth in the attached Notice of Annual Meeting. As of the date of this Proxy Statement, the Board of Directors knows of no other business which will be presented for consideration at the Annual Meeting. All Proxies which are properly completed, signed and returned to the Company prior to the Annual Meeting, and which have not been revoked, will be voted in favor of the proposals described in this Proxy Statement unless otherwise directed. A shareholder may revoke his or her Proxy at any time before it is voted either by filing with the Secretary of the Company, at its principal executive offices, a written notice of revocation or a duly executed Proxy bearing a later date, or by attending the Annual Meeting and expressing a desire to vote his or her shares in person. If any other business shall properly come before the meeting, votes will be cast pursuant to said proxies in respect of any such other business in accordance with the judgement of the persons acting under said proxies.

     The Company's principal executive offices is located at 28040 West Harrison Parkway, Valencia, CA 91355. It is anticipated that the mailing to shareholders of this Proxy Statement and the enclosed proxy will commence on or about April 17, 2002.

                   OUTSTANDING SECURITIES AND VOTING RIGHTS

     The close of business on April 19, 2002 has been fixed as the record date for the determination of Shareholders entitled to notice of and to vote at the Annual Meeting or any adjournment(s) of the Annual Meeting. As of the record date, the Company had outstanding 4,964,107 shares of Class A Common Stock, par value $.001 per share, (the "Class A Common Stock"), and 762,612 shares of Class B Common Stock, par value $.001 per share (the "Class B Common Stock" and collectively with the Class A Common Stock, the "Common Stock"). The Class A Common Stock and the Class B Common Stock are the only outstanding voting securities of the Company. As of the record date, the Company had approximately 100 Shareholders of record. The Company believes that there are approximately 1,000 beneficial holders of its Class A Common Stock.

     A holder of Class A Common Stock is entitled to cast one vote for each share held on the record date on all matters to be considered at the Annual Meeting. A holder of Class B Common Stock is entitled to cast ten votes for each share held on the record date on all matters to be considered at the Annual Meeting. The five nominees for election as Directors who receive the highest number of votes will be elected. All other matters that may properly come before the meeting require for approval the favorable vote of a majority of shares voted at the meeting or by proxy. If the Company has fewer than 800 beneficial owners on April 19, 2002, and a shareholder requests cumulative voting before commencement of the election (and if the candidates' names have been placed in nomination prior to that time), then any shareholder may distribute among as many candidates as desired a number of votes equal to the number of directors to be elected multiplied by the number of shares held. The Company believes it will have more than 800 beneficial shareholders as of the record date, however, if cumulative voting is in effect, the persons named in the accompanying proxy will vote the shares in their discretion among all or any of the candidates named herein. Abstentions and broker non-votes will be included in the determination of shares present at the Annual Meeting for purposes of determining a quorum. Abstentions will be counted toward the tabulation of votes cast on proposals submitted to shareholders and will have the same effect as negative votes, while broker non-votes will not be counted as votes cast for or against such matters.

                                 PROPOSAL No. 1
                             ELECTION OF DIRECTORS

     In accordance with the Articles of Incorporation and Bylaws of the Company, the Board of Directors consists of not less than three nor more than seven members, the exact number to be determined by the Board of Directors. At each annual meeting of the Shareholders of the Company, directors are elected for a one-year term. The Board of Directors is currently set at five members, and there currently exist no vacancies. At the 2002 Annual Meeting, each director will be elected for a term expiring at the 2003 annual meeting. The Board of Directors proposes the election of the nominees named below.

     Unless marked otherwise, Proxies received will be voted FOR the election of each of the nominees named below. If any such person is unable or unwilling to serve as a nominee for the office of director at the date of the Annual Meeting or any postponement or adjournment thereof, the Proxies may be voted for a substitute nominee, designated by the present Board of Directors to fill such vacancy. The Board of Directors has no reason to believe that any such nominee will be unwilling or unable to serve if elected a director.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE ELECTION OF THE DIRECTORS NOMINATED HEREIN.

     The Board of Directors proposes the election of the following nominees as members of the Board of Directors:

                         Tzu Sheng (Johnson) Ku
                         Stewart Wang
                         Richard Chiang
                         Craig Miller
                         Felix M. Sung

     If elected, the nominees are expected to serve until the 2003 Annual Meeting of Shareholders.

Information with Respect to Each Nominee and Executive Officers.

     The following table sets forth certain information with respect to each nominee and executive officer of the Company as of March 31, 2001.

 Name                                            Age                   Position
 ----                                            ---                   --------
 Tzu Sheng (Johnson) Ku                          53         Chairman of the Board and Director Nominee

 Stewart Wang                                    52         President, Chief Executive Officer, Director and
                                                            Director Nominee

 Richard Chiang                                  45         Director and Director Nominee

 Craig Miller                                    48         Director and Director Nominee

 Felix M. Sung                                   52         Director and Director Nominee

 Steven H. Dong                                  35         Chief Financial Officer and Secretary

________________________________________________________________________________

     All officers are appointed by and serve at the discretion of the Board of Directors. There are no family relationships between any directors or officers of the Company.

     Tzu Sheng ("Johnson") Ku, a co-founder of the Company, has been the Chairman of the Company since it was founded in 1989. Mr. Ku is the Chairman of Weekendz Off, Inc., which sells high quality casual sportswear to stores such as Nordstrom, Bloomingdales, Saks Fifth Avenue and its own label "Weekendz Off". Additionally, Mr. Ku is Chairman of both Johnson Premium Hardwood Flooring and Americana Floors Incorporated, both located in Los Angeles, California.
Johnson Premium Hardwood Flooring is a manufacturer of pre-finished solid wood floors and Americana Floors Incorporated is an importer, wholesaler and retailer of name brand hard wood floors

     Stewart Wang, a co-founder of the Company, has served as the Chief Executive Officer and President and a Director of the Company since its organization in 1989. Prior to founding the Company, Mr. Wang attended Pepperdine University, where he received his Masters of Business Administration degree in 1989. From 1985 to 1986, Mr. Wang was employed by Diodes Incorporated, a manufacturer and reseller of discrete rectifiers located in Southern California, as Purchasing and MIS Manager and later as Chief Operating Officer and President from 1986 to 1987. Prior thereto, from 1983 to 1985, Mr. Wang was Sales Manager for Rectron Limited, a rectifier manufacturer in Taiwan.

     Richard Chiang has been a Director of the Company since it was founded in 1989. Since 1986, Mr. Chiang has been the Chairman of Princeton Technology Corporation, which is a fabless integrated circuit design company. Also, Mr. Chiang is Chairman of Triton Management Corporation, which is a venture capital fund management company managing in excess of $80 million. Since 1996, Mr Chiang also served as Chairman of Proware Technology Corporation, which is a networking storage subsystem business company, Chairman of ARCHIC Technology Corporation, which is a RF Analog IC design company and Chairman of Unifosa Corp, a DRAM memory module manufacture. Mr. Chiang also serves as a Director of both Alliance Venture Capital Corporation and Triton Venture Capital Corp, which is a venture capital firm located in Taipei, Taiwan . Also, Mr. Chiang serves as a Director of both DataFab, Inc., which is a leading Flash Memory Card Reader company in Taiwan and FiberCom which is a Fiber Optic Passive Components manufacturer in Taiwan.

     Craig Miller became a director of the Company in May 2000. Since 1998, Mr. Miller has been a director of Mosaic Capital, LLC, an investment banking firm located in Sherman Oaks, California. Prior thereto, Mr. Miller served as Regional Vice President with Comerica Bank since 1994. From 1987 to 1994, Mr. Miller served as Executive Vice President and Chief Financial Officer of Told Corporation, an industrial real estate development firm. He started his career with Union Bank in 1976 as a management trainee and left in 1987 as Senior Vice President.

     Felix M. Sung became a director of the Company in February 1995. Mr. Sung is the Managing Director and former Vice President of Tai North Company, a company engaged in exporting electronics, plastic parts and finished products to the United States and various European countries.

     Steven H. Dong joined the Company in March 1999 as its Chief Financial Officer. Prior thereto, from 1995 to 1999, Mr. Dong practiced as an independent financial consultant assisting publicly-held companies with high level financial projects and serving as interim Chief Financial Officer. From 1988 to 1995, Mr. Dong was employed by the international accounting firm of PriceWaterhouseCoopers, LLP. Mr. Dong is a Certified Public Accountant and a member in good standing with the American Institute of Certified Public Accountants and California State Board of Accountancy.

     During 2001, the Board of Directors met once. Each director attended one hundred percent of the Board of Directors meetings and the meetings of Board committees on which he served.

Committees of the Board

     Audit Committee - The Board of Directors has established an Audit Committee that reviews the audit and control functions of the Company, the Company's accounting principles, policies and practices and financial reporting, the scope of the audit conducted by the Company's independent auditors, the fees and all non-audit services of the independent auditors and the independent auditor's opinion and management comment letter (if any) and management's response thereto. The Audit Committee met once during the year. Members of the Audit Committee are Mr. Chiang, Mr. Miller and Mr. Sung.

     Compensation Committee - The Board of Directors has established a Compensation Committee. The function of the Compensation Committee is to review and make recommendations with respect to compensation of executive officers and key employees, including administration of the Company's Stock Incentive Plan. The Compensation Committee met once during the year. Members of the Compensation Committee are Mr. Chiang, Mr. Miller and Mr. Sung.

     The Board of Directors does not have a Nominating Committee or a committee performing similar functions.

Compliance with Section 16(a) of the Securities Exchange Act.

     Section 16(a) of the Securities and Exchange Act of 1934 (the "Exchange Act") requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC"). Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that Section 16(a) forms were required and filed by such persons. The Company believes that, during the year ended December 31, 2001, all filing requirements applicable to its officers, directors, and greater than ten percent beneficial owners were in compliance.

                     MANAGEMENT SUMMARY COMPENSATION TABLE

     The following table sets forth certain information as to the Company's Executive Officers (the "Named Executive Officers") which total annual salary plus bonus for the year ended December 31, 2001 exceeded $100,000:



                                              Annual Compensation                    Long Term
                                              -------------------                Compensation Stock           All Other
Name and Principal Position          Year          Salary        Bonus            Option Awards (1)        Compensation (2)
---------------------------          ----          ------        -----            -----------------        ----------------
Stewart Wang, CEO                    2001         $181,999       $     --              27,500                  $18,269
                                     2000         $185,911       $     --              20,000                  $ 5,022
                                     1999         $183,791       $     --              58,000                  $ 8,820

Steven H. Dong, CFO (3)              2001         $114,999       $     --              10,000                  $ 3,079
                                     2000         $109,389       $  1,720                  --                  $ 4,984
                                     1999         $ 89,737       $     --              20,000                  $ 4,275
----------------------------------------------------------------------------------------------------------------------------

(1) All numbers reflect number of shares of Class A Common Stock subject to options granted during the year.
(2)  The amount mostly consists of automobile allowances and accrued vacation.
(3)  Mr. Dong's salary for 1999 is from his date of hire of March 1, 1999.

                       OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth information with respect to grants of options ("Options") to purchase Class A Common Stock under the Stock Option Plan to the Named Executive Officers during the fiscal year ended December 31, 2001.

                                                                                      Potential Realizable
                                                                                        Value at Assumed
                             Number of     % of Total                                 Annual Rate of Stock
                            Securities       Options                                    Appreciation for
                            Underlying     Granted to      Exercise                      Option Term(2)
                              Options       Employees       Price        Expiration   --------------------
      Name                  Granted(#)    in Fiscal Year   ($/sh)(1)        Date         5%         10%
      ----                  ----------    --------------   --------      ----------   --------     -------
Stewart Wang, CEO              20,000          25.22%         $1.80         2011       $51,975     $54,450
Steven H. Dong, CFO            10,000           9.17%         $1.80         2011       $18,900     $19,800

_______________

(1) The exercise price was market value of the Class A Common Stock on the date of grant.

(2) These amounts represent certain assumed rates of appreciation only. Actual gains, if any, on option exercises are dependent upon other factors, including the future performance of the Class A Common Stock and overall stock market conditions.

                  OPTION EXERCISES AND FISCAL YEAR END VALUE


     The following table sets forth with respect to the Named Executive Officers information with respect to options exercised, unexercised options and year-end option values with respect to options to purchase shares of Class A Common Stock.

Aggregated Option Exercises During Fiscal 2001 and Fiscal Year-End Option Values

                                                        Number of Securities
                                                             Underlying          Value of Unexercised
                            Shares         Value       Unexercised Options at    In the Money Options
                            Acquired on   Realized      December 31, 2001(#)     at December 31, 2001 (1)
                                                     --------------------------  --------------------------
   Name                     Exercise(#)     ($)      Exercisable  Unexercisable  Exercisable  Unexercisable
   ----                     -----------   --------   -----------  -------------  -----------  -------------
Stewart Wang, CEO                    --         --       147,000         25,000       $6,840  $  --
Steven Dong, CFO                     --         --        16,666          6,667       $3,200  $  --

_______________

(1) Represents the difference between the last reported sale price of the Common Stock on December 31, 2001 and the exercise price of the option multiplied by the applicable number of shares.


Compensation of Directors


     Non-employee directors receive $1,500 for attending the Annual Board of Directors meeting. The Company pays all out-of-pocket fees associated with the Directors attendance. In addition, members of the Compensation Committee receive an annual grant of 5,000 non-statutory stock options under the Company's 1995 Stock Incentive Plan (the "1995 Plan"), exercisable at the fair market value of the Company's Class A Common Stock on the date of grant, and which vest 1/3 upon each anniversary thereafter.


Employment Contract


     Mr. Wang's employment agreement expired December 31, 1997. As of the date of this Report, the Company and Mr. Wang have not entered into a new agreement and they do not anticipate to do so. Mr. Wang and the other executive officers are appointed by and serve at the discretion of the Board of Directors.

Compensation Committee Interlocks and Insider Participation


     During the year ended December 31, 2001, the Company had purchases of approximately $114,000 from a company controlled by Mr. Chiang, a director of the Company. All of these sales were of electronic component products carried by the Company in inventory and the Company considers these sales to be in the normal course of business and on an arm's length basis. The Company has entered into a distributor agreement with the affiliated company, as such, the Company expects that such sales may continue in the future.

     During the year ended December 31, 2001, the Company purchased printing and related services of approximately $12,000 from a company in which Mr. Ku and Mr. Wang are affiliated. All of these purchases were for printing of the company's public reports and other materials that the Company considers to be in the normal course of business and on an arm's length basis.


        REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION



     The Compensation Committee has the responsibility to determine and administer the Company's executive compensation programs and make appropriate recommendations concerning matters of executive compensation. Set forth below are the principal factors underlying the Committee's philosophy used in setting compensation for fiscal 2001.

     Compensation Philosophy. At the direction of the Board of Directors, the Committee endeavors to ensure that the compensation programs for executive officers of the Company are competitive and consistent in order to attract and retain key executives critical to the Company's long-term success. The Committee believes that the Company's overall financial performance should be an important factor in the total compensation of executive officers. At the executive officer level, the Committee has a policy that a significant portion of potential compensation should consist of variable, performance-based components, such as stock options and bonuses, which can increase or decrease to reflect changes in corporate and individual performance. These incentive compensation programs are intended to reinforce management's commitment to the enhancement of profitability and shareholder value.



     The Committee takes into account various qualitative and quantitative indicators of corporate and individual performance in determining the level and composition of compensation for the Company's executive officers. In implementing the Company's executive compensation objectives, the Committee has designed an executive compensation program consisting of base salary, annual incentive compensation, stock options and other employment benefits.


     The Committee seeks to maintain levels of compensation that are competitive with similar companies in the Company's industry. To that end, the Committee reviews proxy data and other compensation data relating to companies within the Company's industry. In addition, from time to time, the Committee also receives assessments and advice regarding the Company's compensation practices from independent compensation consultants.


     Base Salary. The base salary of the executive officers represents the fixed component of their compensation program. The Company's philosophy regarding base salaries is to maintain salaries for the aggregate group of executive officers at levels the Committee believes to be near the industry average. Periodic increases in base salary relate to individual contributions to the Company's performance.


     Annual Incentive Compensation. The Company's executive officers are eligible for annual incentive compensation consisting primarily of cash bonuses based on the attainment of corporate earnings. While performance against financial objectives is the primary measurement for executive officers' annual incentive compensation, non-financial performance also affects pay. The Committee considers such corporate performance measures as net income, basic earnings per common share, return on average common shareholders' equity, sales growth and expense management in making compensation decisions. The Committee also appreciates the importance of achievements that may be difficult to quantify, and accordingly recognizes qualitative factors, such as successful supervision of major corporate projects and demonstrated leadership ability.


     Stock Options. The Committee strongly believes that the Company's compensation program should provide employees with an opportunity to increase their equity ownership and potentially gain financially from Class A Common Stock price increases. By this approach, the best interests of shareholders, executives and employees will be closely aligned. Therefore, executives and other employees are eligible to receive stock options, giving them the right to purchase shares of Class A Common Stock of the Company at a specified price in the future. The Committee believes that the use of stock options as the basis for long-term incentive compensation meets the Committees compensation strategy and business needs of the Company by achieving increased value for shareholders and retaining key employees.


     The Company recommended to the Board of Directors the granting of 109,000 options to purchase the company's Class A Common Stock during the 2001 fiscal year. In approving grants and awards under the Plan, the quantitative and qualitative factors and industry comparisons outlined above are considered. The number of options previously awarded to and held by executive officers was an important factor in determining the size of current option grants.


     Other Employment Benefits. The Company provides a cafeteria plan to cover health and welfare benefits to executives and all employees similar to those provided by similar companies in the Company's industry. The Company also provides a 401(k) plan in which all employees are eligible.


     Chief Executive Officer Compensation. With respect to Mr. Wang, the Company's Chief Executive Officer, the Compensation Committee established an annual base salary of $182,000 for him. In determining the appropriate compensation figure for Mr. Wang, the Compensation Committee considered a variety of factors, including a comparison of Mr. Wang's compensation at his level of experience with the executive compensation paid in similar industry groups to executives with comparable levels of experience.



                                                COMPENSATION COMMITTEE


                                                Richard Chiang
                                                Craig Miller
                                                Felix Sung

The Report of the Compensation Committee on Executive Compensation shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

                            STOCK PERFORMANCE GRAPH

The following performance table compares the five year cumulative total return for (i) the Company's Class A Common Stock, (ii) the NASDAQ US Companies index,
(iii) the Peer Group of companies. For each group an initial investment of $100 is assumed on December 31, 1996. The Company's fiscal year end is December 31 of each year. The total return calculation assumes reinvestment of all dividends for the indices. The Company did not pay dividends on its Class A Common Stock during the time frame set forth below:

                                    [GRAPH]

     The data points depicted on the graph are as follows:

    Date                                              The Company                NASDAQ US Companies                Peer Group (1)
December 31, 1996                                        $100.00                          $100.00                       $100.00
December 31, 1997                                        $115.79                          $123.48                       $100.43
December 31, 1998                                        $ 65.68                          $173.22                       $ 69.18
December 31, 1999                                        $ 78.74                          $321.91                       $119.39
December 31, 2000                                        $105.26                          $195.48                       $116.88
December 31, 2001                                        $ 65.26                          $153.91                       $ 90.37

(1) The Peer Group consists of the following electronic and industrial distribution companies:


     All American Semiconductor, Inc.          Jaco Electronics, Inc.
     Arrow Electronics, Inc.                   Reptron Electronics, Inc.
     Avnet, Inc.

                            PRINCIPAL  SHAREHOLDERS

     The following table sets forth as of March 31, 2002, certain information regarding the ownership of the Company's Common Stock by (i) each person (including any group) known by the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock, (ii) each of the Company's directors and (iii) all of the Company's executive officers and directors as a group. Except as otherwise indicated below, each person named in the table has sole voting and investment power with respect to all shares of Common Stock owned by such person. Unless otherwise indicated, the address of each person shown is c/o the Company, 28040 West Harrison Parkway, Valencia, California 91355. As of March 31, 2002, the Company had issued and outstanding 4,964,107 shares of Class A Common Stock and 762,612 shares of Class B Common Stock.

                                            Class A Common Stock (1)         Class B Common Stock (1)
                                            ------------------------         ------------------------      % of Vote of all Classes
Name and Address of Beneficial Owner      Number of Shares   % of Class    Number of Shares    % of Class     of Common Stock (1)
------------------------------------      ----------------   ----------    ----------------    ----------  ------------------------
Stewart Wang                               912,312    (2)     18.37 %       762,612             100%                61.76 %     (3)

Tzu Sheng Ku                             1,194,659    (4)     24.07 %                                                9.49 %

FMR Corporation                            487,700    (7)      9.82 %                                                3.87 %
     82 Devonshire Street
     Boston,  MA 02109

Richard Chiang                              50,527    (5)      1.02 %                                                   *

Craig Miller                                 2,667    (8)         *                                                     *

Felix Sung                                  52,560    (5)      1.06 %                                                   *

All directors and executive
 officers as a group (10 persons)        2,242,894    (6)     45.18 %       762,612             100%                72.33 %     (3)

*  Less than 1.0%

(1) Beneficial ownership is determined in accordance with rules of the Securities and Exchange Commission that deem shares to be beneficially owned by any person who has or shares voting or investment power with respect to such shares. Unless otherwise indicated, the persons named in this table have sole voting and sole investment power with respect to all shares shown as beneficially owned, subject to community property laws where applicable.

(2) Includes 762,612 shares of Class A Common Stock issuable upon conversion of the 762,612 shares of Class B Common Stock owned by Mr. Wang, 2,700 shares of Class A Common Stock owned by Mr. Wang's wife and 147,000 shares of Class A Common Stock underlying options that are or will within 60 days of the date hereof, be exercisable.

(3) Excludes 762,612 shares of Class A Common Stock issuable upon conversion of the 762,612 shares of Class B Common Stock owned by Mr. Wang.

(4) Includes 81,962 shares of Class A Common Stock owned by Mr. Ku's wife and 133,635 shares of Class A Common Stock owned by Mr. Ku's three minor children as to which Mr. Ku exercises sole voting control and includes 25,833 shares of underlying options that are, or will within 60 days of the date hereof, be exercisable.

(5) Includes 25,833 shares of underlying options that are, or will within 60 days of the date hereof, be exercisable.

(6) Includes the shares of Class A Common Stock referred to in footnotes (2),
    (4) and (5) above.

(7) FMR Corporation filed a Form 13G/A on February 14, 2002, claiming beneficial ownership of 487,700 shares of Class A Common Stock.

(8) Includes 1,700 shares of underlying options that are, or will within 60 days of the date hereof, be exercisable.

                                   AUDITORS

     Grant Thornton LLP, independent certified public accountants, were selected by the Board of Directors to serve as independent auditors of the Company for the fiscal year ended December 31, 1999, 2000 and 2001. Representatives of Grant Thornton LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they desire to do so and will respond to appropriate questions from shareholders.


REPORT OF THE AUDIT COMMITTEE

     For many years, the Company has had an Audit Committee composed entirely of non-management directors. The members of the Audit Committee meet the independence and experience requirements of The National Association of Securities Dealers' listing standards, as applicable and as may be modified or suplemented. The Audit Committee has adopted, and our Board of Directors approved, a charter outlining the practices it follows; a copy of the charter is attached as Appendix I to the 2001 proxy statement.

     During the year 2001, the Audit Committee met one time with the senior members of the Company's financial management team. During the meeting, management reviewed the audited financial statements in the Annual Report with the Audit Committee including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. Additionally, the Audit Committee discussed written disclosures from the independent auditors discussing matters required by SAS 61 (Codification of Statement on Auditing Standards, AU Section 380) and Independence Standards Board Standard No. 1 (Independence Standrads Board Standard No. 1, Independence Discussions with Audit Committees).

     In performing all of these functions, the Audit Committee acts only in an oversight capacity. The Committee does not complete its reviews prior to the Company's public announcements of financial results and, necessarily, in its oversight role, the Committee relies on the work and assurances of the Company's management, which has the primary responsibility for financial statements and reports, and of the independent auditors, who, in their report, express an opinion on the conformity of the Company's annual financial statements to generally accepted accounting principles.

     In reliance on these reviews and discussions, and the report of the independent auditors, the Audit Committee has recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2001, for filing with the Securities and Exchange Commission.


                                         AUDIT COMMITTEE
                                         Richard Chiang
                                         Craig Miller
                                         Felix Sung



               AUDIT FEES, FINANCIAL INFORMATION SYSTEMS DESIGN
                  AND IMPLEMENTAION FEES AND ALL OTHER FEES.

     Fees for the last annual audit were approximately $40,000 and fees for nonaudit services were approximately $18,000. Audit and nonaudit related services generally include fees for statutory audits, business acquisitions, and accounting consultations. No other fees were incurred or paid to the Company's independent auditors.


                           PROPOSALS OF SHAREHOLDERS


     A proper proposal submitted by a shareholder for presentation at the Company's 2003 Annual Meeting and received at the Company's executive offices no later than December 26, 2002, will be included in the Company's proxy statement and form of proxy relating to the 2003 Annual Meeting.


                                 OTHER MATTERS


     The Board of Directors is not aware of any matter to be acted upon at the Annual Meeting other than described in this Proxy Statement. Unless otherwise directed, all shares represented by the persons named in the accompanying proxy will be voted in favor of the proposals described in this Proxy Statement. If any other matter properly comes before the meeting, however, the proxy holders will vote thereon in accordance with their best judgment.

                                   EXPENSES


     The entire cost of soliciting proxies will be borne by the Company. Solicitation may be made by mail. The Company will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward soliciting material to the beneficial owners of the Company's Common Stock held of record by them and will reimburse such persons for their reasonable charges and expenses in connection therewith.



                         ANNUAL REPORT TO SHAREHOLDERS



     The Company's Annual Report for the year ended December 31, 2001 is being mailed to Shareholders along with this Proxy Statement. The Annual Report is not to be considered part of the soliciting material.



                              REPORT ON FORM 10-K


     THE COMPANY UNDERTAKES, UPON WRITTEN REQUEST, TO PROVIDE, WITHOUT CHARGE, EACH PERSON FROM WHOM THE ACCOMPANYING PROXY IS SOLICITED WITH A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2001, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO, BUT EXCLUDING EXHIBITS THERETO. REQUESTS SHOULD BE ADDRESSED TO TAITRON COMPONENTS INCORPORATED, 28040 WEST HARRISON PARKWAY, VALENCIA, CALIFORNIA, 91355, ATTENTION: CHIEF FINANCIAL OFFICER.